UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
MarketAxess Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York	10171

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 813-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 9, 2011, MarketAxess Holdings Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). A total of 31,701,764 shares of common stock were present or represented by proxy at the 2011 Annual Meeting, representing 90.70% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:
Proposal 1 — Election of Directors. The results were as follows:

			Broker Non-
Director	For	Withheld	Votes
Richard M. McVey	29,186,048	1,458,319	1,057,397
Dr. Sharon Brown-Hruska	30,576,048	68,319	1,057,397
Roger Burkhardt	30,575,992	68,375	1,057,397
Stephen P. Casper	29,753,633	890,734	1,057,397
David G. Gomach	30,575,992	68,375	1,057,397
Carlos M. Hernandez	19,831,665	10,812,702	1,057,397
Ronald M. Hersch	29,214,123	1,430,244	1,057,397
Jerome S. Markowitz	30,575,792	68,575	1,057,397
T. Kelley Millet	29,198,433	1,445,934	1,057,397
Nicolas S. Rohatyn	29,592,825	1,051,542	1,057,397
John Steinhardt	28,769,009	1,875,358	1,057,397
Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The results were as follows:

For	Against	Abstain
30,683,706	1,018,058	0
Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
29,661,775	377,689	604,903	1,057,397
Proposal 4 — Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. One year was approved. Based on these results, and consistent with the Board’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation on an annual basis until the next stockholder advisory vote on the frequency of the advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstain
27,834,529	136	2,207,336	602,366
For more information on the 2011 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 27, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: June 14, 2011	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

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